UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 ____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 16, 2025

FORMFACTOR, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware		000-50307	13-3711155
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road
Livermore,	CA		94551
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code:  (925) 290-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	FORM	Nasdaq Global Select Market

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐     Emerging growth company

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment of 2012 Equity Incentive Plan

At the 2025 Annual Meeting of the Stockholders of FormFactor, Inc. (the “Company”) held on May 16, 2025 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Company’s 2012 Equity Incentive Plan (the “Revised Equity Incentive Plan”) to increase the number of shares of common stock reserved for issuance under the 2012 Equity Incentive Plan by 2,200,000 shares. The Compensation Committee of the Company’s Board of Directors previously recommended, and the Company’s Board of Directors previously approved, the Revised Equity Incentive Plan, subject to such stockholder approval. As further described in Item 5.07 below, at the Annual Meeting, the Company’s stockholders approved the Revised Equity Incentive Plan.

A description of the Revised Equity Incentive Plan is set forth in the section entitled “Proposal No. 3—Approval of an Amendment to the 2012 Equity Incentive Plan to Increase the Number of Shares Reserved for Issuance Under the 2012 Equity Incentive Plan by 2,200,000 Shares” starting on page 53 of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on April 2, 2025 (the “Proxy Statement”), which description is incorporated herein by reference. The description is qualified in its entirety by reference to the Revised Equity Incentive Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 16, 2025, online via live webcast. At the Annual Meeting, the Company’s stockholders voted on the following four (4) proposals and cast their votes as follows:

Proposal 1: Election of directors to the Company’s Board of Directors, each to serve on the Company’s Board for a term of one year or until their successor has been elected and qualified or until their earlier death, resignation or removal. The director nominees were:

Nominee	For	Against	Abstain	Broker Non-Votes
Kevin Brewer	67,089,163	713,719	132,785	4,468,741
Rebeca Obregon-Jimenez	67,727,037	75,705	132,925	4,468,741
Sheri Rhodes	67,737,599	65,192	132,876	4,468,741
Michael D. Slessor	67,730,287	73,147	132,233	4,468,741
Thomas St. Dennis	64,912,910	2,890,372	132,385	4,468,741
Kelley Steven-Waiss	66,815,872	969,256	150,539	4,468,741
Jorge Titinger	66,080,865	1,722,417	132,385	4,468,741
Brian White	67,002,619	800,263	132,785	4,468,741

Each director nominee was elected a director of the Company. Following the Annual Meeting, the membership of the Company’s board of directors comprises Thomas St. Dennis, Michael D. Slessor, Kevin Brewer, Rebeca Obregon-Jimenez, Sheri Rhodes, Kelley Steven-Waiss, Jorge Titinger, and Brian White.

Proposal 2: Non-binding advisory vote to approve the Company's executive compensation:

For	Against	Abstain	Broker Non-Votes
66,732,586	1,003,379	199,702	4,468,741

The Company’s stockholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement relating to the Annual Meeting.

Proposal 3: Amendment of the Company’s 2012 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance under the 2012 Equity Incentive Plan by 2,200,000 shares:

For	Against	Abstain	Broker Non-Votes
66,359,422	1,373,082	203,163	4,468,741

This proposal was approved.

Proposal 4: Ratification of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2025:

For	Against	Abstain
69,363,494	2,906,377	134,537

This proposal was approved.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith and this list is intended to constitute the exhibit index.

Exhibit Number	Description
10.1	FormFactor Inc. 2012 Equity Incentive Plan, as approved by stockholders of the Company on May 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.

Date:	May 20, 2025	By:	/s/ Alan Chan
			Name:	Alan Chan
			Title:	Senior Vice President, Chief Legal Officer and
Secretary